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Scottish Re

                                  NEWS RELEASE


                                                   Scott E. Willkomm
                                                   Scottish Re Group Limited
                                                   (441) 298-4364
                                                   scott.willkomm@scottishre.com


For release at 6:00 AM EDT/May 6, 2004

                       Scottish Re Group Limited Announces
          Operating Results for the First Quarter Ended March 31, 2004

     HAMILTON, Bermuda - May 6, 2004 - Scottish Re Group Limited (NYSE:SCT) today reported that income from continuing operations for the quarter ended March 31, 2004 was $10.1 million, or $0.27 per diluted ordinary share, as compared to $7.4 million, or $0.26 per diluted ordinary share for the prior year period. Net operating earnings were $16.6 million, or $0.45 per diluted ordinary share for the quarter ended March 31, 2004 as compared to $9.4 million, or $0.34 per diluted ordinary share for the prior year period.

     Net operating earnings is a non-GAAP measurement. We determine net operating earnings by adjusting GAAP income from continuing operations by net realized capital gains and losses and the change in value of embedded derivatives as adjusted for the related effects upon the amortization of deferred acquisition costs and taxes. While these items may be significant components in understanding and assessing the Company's consolidated financial performance, the Company believes that the presentation of net operating earnings enhances the understanding of its results of operations by highlighting earnings attributable to the normal, recurring operations of its reinsurance business. However, net operating earnings are not a substitute for income from continued operations determined in accordance with GAAP.

     Net income for the quarter amounted to $10.1 million, or $0.27 per diluted ordinary share as compared to $7.2 million, or $0.26 per diluted ordinary share for the prior year period.


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

     "We are pleased to report that net operating earnings increased 77% in the first quarter as compared to last year's results," said Michael C. French, Chairman and Chief Executive Officer of Scottish Re Group Limited. "On a per share basis, net operating earning increased 32% in the first quarter over last year."

     Total revenue for the quarter increased to $179.2 million from $96.8 million for the prior year period, an increase of 85%. Excluding realized gains and losses and the change in fair value of the embedded derivative, total revenue for the quarter increased to $186.4 million from $99.1 million for the prior year period, an increase of 88%. Total benefits and expenses increased to $167.9 million for the quarter from $89.1 million, an increase of 88%. The increases were principally driven by the acquisition of Scottish Re Life Corporation (previously ERC Life) and growth in the Company's reinsurance business in North America.

     The Company's total assets were $6.4 billion as of March 31, 2004. The core investment portfolio, comprising fixed maturity investments and most of the cash and cash equivalents, totaled $2.7 billion, and had an average quality rating of "AA-", an effective duration of 3.8 years and a weighted average book yield of 4.4%. This compares with a portfolio balance of $2.4 billion, an average quality rating of "AA-", effective duration of 3.9 years and an average book yield of 4.5% as of December 31, 2003.

     Funds withheld at interest, totaling $1.5 billion, had an average quality rating of "A-", an effective duration of 4.9 years and a weighted average book yield of 6.2% at March 31, 2004. This compares with a total of $1.5 billion with an average quality rating of "A-", an effective duration of 5.1 years and an average book yield of 6.3% at December 31, 2003. The market value of the funds withheld at interest amounted to $1.6 billion at March 31, 2004.

     "Over the past five years, Scottish Re has evolved from a reasonable good idea in to one of the world's leading professional life reinsurers," said Scott
E. Willkomm, President of Scottish Re Group Limited. "We have the people, the knowledge and the financial resources to capitalize on favorable market opportunities to grow our business and produce superior risk adjusted returns. This is demonstrated by the knowledge that the franchise we have built is now the number six market share leader in the North American life reinsurance business and one of the emerging leaders in the European life reinsurance markets."

     As of March 31, 2004, the Company had reinsurance in-force of approximately $286 billion covering 6.9 million individual lives with an average benefit per life of $41,000 in its North American operations. As of December 31, 2003, the Company had reinsurance in-force of approximately $275 billion covering 6.2 million lives and an average benefit per life of $43,000.


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

     The Company's book value per share was $19.79 at March 31, 2004 as compared to $18.73 per share at December 31, 2003.

     The Company's earnings conference call will be held at 11:00 AM (EDT) on Thursday, May 6, 2004. The dial-in number is (703) 871-3021 or (800) 982-3654 and the reservation number is 436833. A replay of the call will be available beginning at 3:00 pm on Thursday, May 6, 2004 and running through Thursday, May 20, 2004. The dial-in number for the replay is (703) 925-2533 or (888) 266-2081 and the PIN code is 436833. In addition, a simultaneous Web cast, as well as an on-demand replay, of the conference call will be available at the Company's Web site, www.scottishre.com/conferencecall.

     Scottish Re Group Limited is a global life reinsurance specialist and issuer of customized life-insurance based wealth management products for high net worth individuals and families. Scottish Re Group Limited has operating companies in Bermuda, Charlotte, North Carolina, Dublin, Ireland, Grand Cayman and Windsor, England. Its operating subsidiaries include Scottish Annuity & Life Insurance Company (Cayman) Ltd. and Scottish Re (U.S.), Inc. which are rated A- (excellent) by A.M. Best, A (strong) by Fitch Ratings, A3 (good) by Moody's and A- (strong) by Standard & Poor's, Scottish Re Limited, which is rated A- (excellent) by A.M. Best, A (strong) by Fitch Ratings and A- (strong) by Standard & Poor's and Scottish Re Life Corporation Limited which is rated A-(excellent) by A.M. Best. Additional information about Scottish Re can be obtained from its Web site, www.scottishre.com.

     Certain statements included herein are "forward-looking statements" within the meaning of the federal securities laws. The management of Scottish Re Group Limited (the "Company") cautions that forward-looking statements are not guarantees, and that actual results could differ materially from those expressed or implied in the forward-looking statements. Important events that could cause the actual results of operations or financial condition of the Company to differ include, but are not necessarily limited to, the Company's ability to attract clients and generate business; the competitive environment; the Company's ability to underwrite business; performance of outside service providers; mortality risk; surrender risk; investment risk (including asset value risk, reinvestment risk and disintermediation risk); the impact of unforeseen economic changes (such as changes in interest rates, currency exchange rate, inflation rates, recession and other external economic factors); the impact of terrorist activities on the economy, the insurance and related industries in general and the Company in particular; regulatory changes (such as changes in U.S. tax law and insurance regulation which directly affect the competitive environment for the Company's products); rating agency policies and practices; and loss of key executives. Investors are also directed to consider the risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

                               (Tables to follow)


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

                            Scottish Re Group Limited
                              Financial Highlights
      (Stated in Thousands of United States Dollars, Except Per Share Data)


                                                      Three months ended    Three months ended
                                                         March  31, 2004         March 31,2003
                                                         ---------------         -------------

Total revenue                                                   $179,179               $96,813
Net operating earnings*                                           16,613                 9,419
Income from continuing operations                                 10,096                 7,423
Net income                                                        10,096                 7,243

Net operating earnings per share
  Basic                                                            $0.47                 $0.35
  Diluted                                                          $0.45                 $0.34

Earnings per share from continuing operations
  Basic                                                            $0.29                 $0.28
  Diluted                                                          $0.27                 $0.26
Earnings per share
  Basic                                                            $0.29                 $0.27
  Diluted                                                          $0.27                 $0.26

Dividends per share                                                $0.05                 $0.05

Weighted average shares
  Outstanding
  Basic                                                       35,327,658            26,940,294
  Diluted                                                     37,230,112            28,096,106

*Excludes effect of realized gains and losses, change in value of embedded derivative, amortization of related deferred acquisition costs and losses from discontinued operations.

                                                          March 31, 2004     December 31, 2003
                                                          --------------     -----------------

Book value per share - including effect of
SFAS 115 and fair value of derivatives                            $19.79                $18.73
Book value per share - excluding effect of
SFAS 115 and fair value of derivatives                            $19.01                $18.51


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


                            Scottish Re Group Limited
                           Consolidated Balance Sheets
                 (Stated in Thousands of United States Dollars)

                                                         March 31, 2004      December 31, 2003
                                                         --------------      -----------------

Assets
Fixed maturity investments                                      $2,336,664           $2,014,719
Preferred stock                                                    137,836              126,449
Cash and cash equivalents                                          215,693              298,149
Other investments                                                   17,526               17,678
Funds withheld at interest                                       1,473,502            1,469,425
                                                         --------------------------------------
   Total investments                                             4,181,221            3,926,420
Accrued interest receivable                                         25,598               22,789
Reinsurance balances and risk fees receivable                      209,443              196,192
Deferred acquisition costs                                         328,149              308,591
Amounts recoverable from reinsurers                                769,893              737,429
Present value of inforce business                                   12,794               13,479
Goodwill                                                            35,847               35,847
Fixed assets                                                        12,570               11,800
Other assets                                                        48,685               45,209
Deferred tax benefit                                                 6,605               12,624
Segregated assets                                                  794,627              743,137
                                                         --------------------------------------
    Total assets                                                $6,425,432           $6,053,517
                                                         ======================================

Liabilities
Reserves for future policy benefits                             $1,528,589           $1,502,415
Interest sensitive contract liabilities                          2,864,570            2,633,346
Accounts payable and accrued expenses                               28,383               31,673
Reinsurance balances payable                                       145,873              125,756
Other liabilities                                                   39,175               30,546
Current income tax payable                                           6,896               13,077
Long term debt                                                     162,500              162,500
Segregated liabilities                                             794,627              743,137
                                                         --------------------------------------
    Total liabilities                                            5,570,613            5,242,450
                                                         --------------------------------------

Minority Interest                                                    9,546                9,295
Mezzanine Equity                                                   142,008              141,928
Shareholders' equity
Share capital, par value $0.01 per share:
   Issued and fully paid: 35,540,728 ordinary
   shares (2003 - 35,228,411)                                          355                  352
Additional paid- in capital                                        552,318              548,750
Accumulated other comprehensive income
Unrealized appreciation on investments, net of tax                  45,197               16,848
Other comprehensive income                                          15,359               12,186
Retained earnings                                                   90,036               81,708
                                                         --------------------------------------
   Total shareholders' equity                                      703,265              659,844
                                                         --------------------------------------
   Total liabilities and shareholders' equity                   $6,425,432           $6,053,517
                                                         ======================================


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


                            Scottish Re Group Limited
                        Consolidated Statements of Income
                  (Stated in Thousand of United States Dollars)


                                                  Three months    Three months
                                                     ended           ended
                                                 March 31, 2004   March 31, 2003
                                                 -------------------------------
Revenues
Premiums earned                                    $ 133,347    $  64,819
Investment income, net                                50,103       32,324
Fee income                                             2,953        1,991
Realized gains (losses)                                1,421       (2,321)
Change in value of embedded derivatives               (8,645)          --
                                                  ----------------------------
    Total revenues                                   179,179       96,813
                                                  ----------------------------

Benefits and expenses
Claims and other policy benefits                      95,167       42,914
Interest credited to interest sensitive
 contract liabilities                                 24,193       15,893
Acquisition costs and other insurance expenses        32,869       20,655
Operating expenses                                    12,854        7,865
Interest expense                                       2,777        1,813
                                                  ----------------------------
    Total benefits and expenses                      167,860       89,140
                                                  ----------------------------

Income before income taxes and
minority interest                                     11,319        7,673
Income tax expense                                      (874)        (250)
                                                  ----------------------------
Income from continuing operations before
minority interest                                     10,445        7,423
Minority interest                                       (349)          --
                                                  ----------------------------
Income from continuing operations                     10,096        7,423
Loss from discontinued operations                         --         (180)
                                                  ----------------------------
Net income                                         $  10,096    $   7,243
                                                  ============================


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


                            Scottish Re Group Limited
   Supplemental Information - Net Operating Earnings and Book Value Per Share
     (Stated in Thousand of United States Dollars, Except Per Share Amounts)


                                                  Three months     Three months
                                                     ended            ended
                                                  March 31, 2004   March 31, 2003
                                                 --------------------------------

Net operating earnings
----------------------
Income from continuing operations                     $10,096            $7,423
Realized losses- non taxable companies                  2,121             1,068
Realized losses (gains) - taxable
companies                                              (3,542)            1,253
Change in value of embedded derivatives
- nontaxable companies                                    290                --
Change in value of embedded derivatives
- taxable companies                                     8,355                --
Taxes on realized gains/losses and change
in value of embedded derivatives                         (707)             (325)
                                                 --------------------------------

Net operating earnings                                $16,613            $9,419
                                                 ================================

Net operating earnings per share
    Basic                                               $0.47             $0.35
    Diluted                                             $0.45             $0.34
                                                 ================================

Weighted average number of shares
  Outstanding
    Basic                                          35,327,658        26,940,294
    Diluted                                        37,230,112        28,096,106


                                               March 31, 2004    December 31, 2003
                                               --------------    -----------------
Book Value Per Share
--------------------
Shareholders' equity                                $ 703,265          $ 659,844
Unrealized appreciation on investments,
net of taxes                                          (45,197)           (16,848)
Fair value of embedded derivatives                     17,694              9,049
Total                                                $675,762           $652,045
                                                 ================================

Number of shares                                   35,540,728         35,228,411

Book value per share - excluding effect of
SFAS 115 and fair value of embedded
derivatives                                           $ 19.01            $ 18.51


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